When recorded return to:

Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, Colorado 80202
Attention: Gregory A. Vallin, Esq.

SIXTH AMENDMENT TO LEASE AND OPERATING AGREEMENT

          THIS SIXTH AMENDMENT TO LEASE AND OPERATING AGREEMENT (this “Sixth Amendment”) is made effective as of September 30, 2013 by and between INTRAWEST/WINTER PARK OPERATIONS CORPORATION, a Delaware corporation (“Tenant”) and WINTER PARK RECREATIONAL ASSOCIATION, a Colorado nonprofit corporation (“Landlord”). All recording references contained herein are to the real estate records maintained by the Office of the Clerk and Recorder for Grand County, Colorado (the “Records”).

          A.          WHEREAS, Landlord and Tenant entered into that certain Lease and Operating Agreement with an effective date of December 23, 2002, recorded on December 23, 2002, in the Records at Reception No. 2002-014286, as amended by that certain Lease Exhibits Modification Agreement dated as of December 20, 2002, and recorded on December 23, 2002, in the Records at Reception No. 2002-014287, as further amended by that certain Amended and Restated Effective Date Certificate effective as of December 23, 2002, recorded on April 25, 2003, in the Records at Reception No. 2003-005109, as further amended by that certain Amended and Restated Lease Exhibits Modification Agreement with an effective date of December 23, 2002, recorded on April 25, 2003, in the Records at Reception No. 2003-005110, as further amended by that certain First Amendment to Lease and Operating Agreement dated as of July 2, 2004, recorded on July 9, 2004, in the Records at Reception No. 2004-008216, as further amended by that certain Second Amendment to Lease and Operating Agreement dated May 4, 2009, recorded May 6, 2009, in the Records at Reception No. 2009-004056, as further amended by that certain Third Amendment to Lease and Operating Agreement dated May 4, 2009, recorded on May 6, 2009, in the Records at Reception No. 2009-004072, as further amended by that certain Fourth Amendment to Lease and Operating Agreement dated January 30, 2013, recorded January 30, 2013, in the Records at Reception No. 2013-000928, and as further amended by that certain Fifth Amendment to Lease and Operating Agreement dated April 10, 2013, recorded April 11, 2013, in the Records at Reception No. 2013-003277 (as amended, the “Lease Agreement”):

          B.          WHEREAS, Landlord and Tenant have agreed to amend the Lease Agreement to eliminate certain contingencies and make certain clarifying revisions in order to simplify the reporting requirements of Tenant and reduce Landlord’s verification requirements.

          C.          WHEREAS, Landlord and Tenant wish to amend the Lease Agreement as provided for herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Rental and Other Payments. Sections 5.1 (d) and 5.1(e) of the Lease Agreement shall be deleted in their entirety and replaced by the following:

(d) Rental Payments. Subject to the provisions contained in Section 5.2(a), on or before July 1, October 1, January 1 and April 1 of each Fiscal Year during the Term beginning October 1, 2012, Tenant shall pay to Landlord the Required Quarterly Payment. Commencing on September 30, 2013, and continuing throughout the remainder of the Term, on or before September 30 of each Fiscal Year, Tenant shall pay to Landlord as additional Rental Payments for the Leased Assets the Revenue-Based Annual Payment in an amount equal to three percent (3.0%) of Gross Revenue in excess of thirty-three million dollars ($33,000,000) received during the immediately preceding Fiscal Year (beginning with the Fiscal Year ending June 30, 2013). Landlord and Tenant shall agree upon the manner in which each Required Quarterly Payment and each Revenue-Based Annual Payment shall be allocated as consideration for (i) the leasing of Real Property, (ii) the leasing of Tangible Personal Property, (iii) the assignment of Intangible Personal Property, and (iv) the licensing of Intellectual Property under this Agreement.

(e) Example. The following calculation of the Required Quarterly Payments for a full Fiscal Year and the Revenue-Based Annual Payment on account of such Fiscal Year is provided by way of example only and not by way of limitation.

Example
Assumed Gross Revenue for the Fiscal Year	$83,000,000
Less Gross Revenue Threshold	(33,000,000)
Gross Revenue Included in Calculation	$50,000,000
Multiplied by 3% factor	x 3%
Maximum Revenue Based Annual Payment	$ 1,500,000
Required Aggregate Quarterly Payments made for such Fiscal Year	$ 2,000,000
Total Rent	$ 3,500,000

2.	Credit for Certain Required Quarterly Payments. Section 5.2 (b) of the Lease Agreement is hereby deleted in its entirety.

3.	Statement of Amount Due. Section 5.6 shall be deleted in its entirety and replaced by the following:

Concurrently with the payment of each Revenue Based Annual Payment required by Section 5.1(d), Tenant shall deliver to Landlord a schedule showing the calculation of the amounts due in accordance with the provisions of such section, and setting forth in reasonable detail, the financial statement information supporting such calculations.

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Additionally, with each schedule required by this Section 5.6, Tenant shall deliver to Landlord a written statement, signed by the Authorized Resort Signer(s) attesting that such schedule is accurate and complete.

4.	Quarterly Reports. Section 7.1 shall be deleted in its entirety and replaced by the following:
Quarterly Reports. Tenant agrees to furnish to Landlord in a form, format and substance reasonably acceptable to Landlord, the following quarterly reports:

(a) Through the period ending June 30, 2013, not later than the thirtieth (30th) day immediately succeeding each Quarter of the Fiscal Year, other than the last Quarter of each Fiscal Year, a schedule of Gross Revenue and Cash Flow for Annual Payment, which schedule shall specify all Gross Revenue and component items (in summary form of Cash Flow for Annual Payment (EBITDA, Required Annual Capital Maintenance Amounts, and Required Interest Payments) for the preceding four Quarters, acknowledged in writing by the Authorized Resort Signer(s) as being accurate and complete.

(b) Not later than the thirtieth (30th) day immediately succeeding each Quarter of the Fiscal Year during the Term of this Agreement, and acknowledged in writing by the Authorized Resort Signer as being accurate and complete, the following quarterly reports:

(i) Financial statements of the Tenant for the preceding Quarter and the Fiscal Year-to-date.

(ii) Detailed project level and cumulative capital spending reports of the Tenant for the preceding Quarter and Fiscal Year-to-date.

(iii) Detailed project level and cumulative capital spending reports for each required capital benchmark as described in Section 5.3.

(c) Not later than the thirtieth (30th) day immediately succeeding each Quarter of the Fiscal Year during the Term of this Agreement, Tenant shall deliver to Landlord any and all loan covenant compliance certificates required by the Agreed-Upon Indebtedness Lender, acknowledged in writing by the most senior corporate financial officer responsible for lender compliance as being accurate and complete.

5.	Annual Reports. Section 7.2 shall be deleted in its entirety and replaced by the following:
Annual Reports. Not later than ninety (90) days after the end of each Fiscal Year, Tenant shall deliver to Landlord and to the City annual report statements (in form and substance reasonably satisfactory to Landlord) that include:

(a) Audited financial statements of the Tenant prepared by Tenant’s Accountants on a non-consolidated basis, consistent with the form and information required to be disclosed by GAAP.

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(b) Through the period ending June 30, 2013, Schedule of Gross Revenue and Cash Flow for Annual Payment for the immediately preceding Fiscal Year (or portion thereof) included in the Term, which schedule shall specify all Gross Revenue and component items (in summary form) of Cash Flow for Annual Payment (EBITDA, Required Annual Capital Maintenance Amounts and Required Interest Payments). Such schedule shall be included as supplemental information in the audited financial statements of the Tenant and subject to the auditing procedures applied in the audit of the basic financial statements, and in the Tenant’s Accountants’ opinion, fairly stated in all material respects in relation to the basic financial statements taken as a whole. Additionally, Tenant’s Accountants will perform an agreed-upon procedures engagement on the schedule of Gross Revenue and Cash Flow for Annual Payment conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. Such engagement shall be completed based upon procedures agreed to by the Tenant and the Landlord, and documented in the annual Accountants’ engagement letter, which shall set forth the understanding of the terms and objectives of the engagement.

(c) A written statement signed by the most senior corporate financial officer that all fees and charges and all allocated costs comply with the categories, descriptions, and limitations specified in this Agreement.

6.	Defined Terms. Any capitalized terms contained in this Sixth Amendment that are not defined herein shall have the meaning ascribed to them in the Lease Agreement.

7.	No Further Changes. All other terms and conditions of the Lease Agreement remain in full force and effect.

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          The parties have executed this Sixth Amendment to Lease and Operating Agreement as of the dates set forth below, but to be effective as of September 30, 2013.

LANDLORD:

WINTER PARK RECREATIONAL ASSOCIATION,
a Colorado nonprofit corporation

By:	/s/ William E. Mosher
Name:	William E. Mosher
Its:	President

STATE OF COLORADO	)
) ss.
COUNTY OF GRAND	)

          The foregoing instrument was acknowledged before me this 15th day of October, 2013 by William E. Mosher, as President of WINTER PARK RECREATIONAL ASSOCIATION, a Colorado nonprofit corporation.

          Witness my hand and official seal.

          My commission expires: April 15, 2017

/s/ Michelle Diane Albright
Notary Public

[ADDITIONAL SIGNATURE ON FOLLOWING PAGE]

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TENANT:

INTRAWEST/WINTER PARK OPERATIONS
CORPORATION,
a Delaware corporation

By:	/s/ Gary DeFrange
Name:	Gary DeFrange
Its:	Vice President

STATE OF COLORADO	)
) ss.
COUNTY OF GRAND	)

          The foregoing instrument was acknowledged before me this 16th day of October, 2013 by Gary DeFrange, as Vice President of INTRAWEST/WINTER PARK OPERATIONS CORPORATION, a Delaware corporation.

          Witness my hand and official seal.

My commission expires:	5/27/2015

/s/ Heather Ruth
Notary Public

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